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                                                                  EXHIBIT 16.2


                                                                  March 26, 2001


Office of the Chief Accountant
SECPS Letter Files
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street N.W.
Washington  DC  20549

Ladies and Gentlemen:

On January 13, 2000, we were engaged by Summit Brokerage Services, Inc. and Subsidiaries as their principal accountants. On January 28, 2000, except to Note 16 as to which the date is April 20, 2000, we reported on the consolidated financial statements of Summit Brokerage Services, Inc. and Subsidiaries as of and for the year ended December 31, 1999. On February 27, 2001, we reported on the consolidated financial statements of Summit Brokerage Services, Inc. and Subsidiaries as of and for the year ended December 31, 2000. We have read the Annual Report of Summit Brokerage Services, Inc. on Form 10-KSB for the year ended December 31, 2000 and we agree with the statement in the Annual Report that, during the two most recent fiscal years and through the date of this letter, there have been no reportable events as defined in Item 304(a)-(1)(v).


Very truly yours,

/s/Deborah A. Bradley
Hoyman, Dobson & Company, PA